UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2010
PDC 2004-A LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-51218	20-0545296

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 860-5800
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 7, 2010, PDC 2004-A Limited Partnership (the “Partnership”), Petroleum Development Corporation (“PDC”) and DP 2004 Merger Sub, LLC, a wholly owned subsidiary of PDC, entered into a merger agreement pursuant to which PDC intends to acquire the Partnership, for which it serves as the general partner. Pursuant to the merger agreement, if the merger is approved and other customary conditions to closing are satisfied, PDC will pay $8,400 per limited partnership unit, less the sum of the per unit cash distributions made after June 30, 2010, for the limited partnership units of the Partnership. PDC currently expects that a definitive proxy statement will be mailed to the limited partners of the Partnership in August 2010, and if the required approvals are received, PDC expects the merger to be completed early in the fourth quarter.
The Board of Directors of PDC formed a Special Committee, consisting of four independent members of the PDC Board of Directors, to represent the interests of the limited partners in the Partnership (other than PDC). The Special Committee retained its own legal counsel to advise it regarding the terms of the proposed merger. Under the terms of the merger agreement, the Special Committee may cause the Partnership to abandon the proposed merger with, and acquisition by, PDC, at any time prior to the approval of the merger by the limited partners, if the Special Committee believes it has received a superior offer that is in the best interests of the limited partners.
The merger agreement has been approved by the Board of Directors of PDC and by the Special Committee. The merger of the Partnership with and into DP 2004 Merger Sub, LLC is subject to the approval of holders of a majority of the limited partner units held by limited partners of the Partnership not affiliated with PDC, as well as the satisfaction of other customary closing conditions.
The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.
Additional Information
THE PARTNERSHIP WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PDC, THE PARTNERSHIP AND THE MERGER OF THE PARTNERSHIP WITH AND INTO A SUBSIDIARY OF PDC. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO THE LIMITED PARTNERS OF THE PARTNERSHIP SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED BY PDC AND THE PARTNERSHIP WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.
The definitive proxy statement and such other documents (when available) may also be obtained for free from PDC by directing a request to Petroleum Development Corporation, 1775 Sherman Street, Suite 3000, Denver, CO 80203, Attention: Celesta Miracle; Telephone: (303) 860-5800, E-mail: cmiracle@petd.com. Investors and security holders are urged to read the proxy statement and the other relevant documents when they become available before making any voting or investment decision with respect to the proposed merger.
PDC and certain of its directors, officers and employees may be considered “participants in the solicitation” of proxies from the limited partners of the Partnership. Information regarding such persons and a description of their interest in the merger of the Partnership will be contained in the proxy statement when it is filed. Information concerning beneficial ownership of PDC stock by its directors and certain executive officers is included in its proxy statement, dated April 30, 2010, and subsequent statements of changes in beneficial ownership on file with the SEC.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated June 7, 2010, by and among Petroleum Development Corporation, DP 2004 Merger Sub, LLC and PDC 2004-A Limited Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2004-A LIMITED PARTNERSHIP
	By:	PETROLEUM DEVELOPMENT CORPORATION,
its Managing General Partner

Date: June 8, 2010	By:	/s/ Gysle R. Shellum
		Name:	Gysle R. Shellum
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated June 7, 2010, by and among Petroleum Development Corporation, DP 2004 Merger Sub, LLC and PDC 2004-A Limited Partnership.

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